UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2014

YUS International Group Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-52020	90-0201309
(Commission File Number)	(IRS Employer Identification No.)

Room A, Block B, 21/F, Billion Centre
Room A, Block B, 21/F Billion Centre, 1 Wang Kwong Road Kowloon Bay, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer

On July 31, 2014, Miss Chen Yongqi Dawn resigned as the Chief Financial Officer of the Company. The Company accepted her resignation on the same date. She did not have any disputes against the Company.

On July 31, 2014, Ms. Chan Fuk Yu was appointed as Chief Financial Officer of the Company. Brief biography of Ms. Chan Fuk Yu is as follows:

Ms. Chan Fuk Yu

Ms. Chan, age 31, is also a director of the Company. From 2003 to present, Ms. Chan has been the director of Yus Group, a financial group located in Hong Kong. Her clients include individuals, investment advisors, corporations, executives, and insurance companies. She also performs significant research and analysis of economic, industries, and company analyses in the evaluation of investment alternatives including private equity funds, gold, securities, real estate and foreign exchanges.

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YUS International Group Limited

Dated: July 31, 2014	By:	/s/ Yu Ka Wai
Yu Ka Wai, Director

3